Exhibit 99.7
TRANSITION SERVICES AGREEMENT
     TRANSITION SERVICES AGREEMENT, dated August 31, 2005, between HMS BUSINESS SERVICES, INC., a New York corporation (“HMS”), and ACCORDIS INC., a New York corporation (“Accordis”).
W I T N E S S E T H:
     WHEREAS, HMS Holdings Corp., a New York corporation (“Holdings”) and the parent of HMS, and Accordis Holding Corp., a New York corporation (“Accordis Holding”), have entered into a Stock Purchase Agreement, dated August 31, 2005 (the “Stock Purchase Agreement”), pursuant to which Accordis Holding has acquired on the date hereof, by the purchase of the outstanding capital stock of Accordis from Holdings, the EMS Business and the Business Office Business (as defined in the Stock Purchase Agreement) of Accordis;
     WHEREAS HMS currently provides, directly or through third party vendors, the EMS Business and the Business Office Business (collectively, the “Businesses”) with certain corporate administrative services, including, but not limited to, payroll and benefit plan administration;
     WHEREAS, Accordis requires such services to be provided to the Businesses during a transition period until Accordis is able to provide such services independently;
     WHEREAS, HMS has agreed to provide or to cause its third party vendors to provide Accordis with such services during such transition period; and
     WHEREAS, in connection with the services to be provided pursuant to this Agreement, HMS will collect and disburse funds on behalf of Accordis, subject to reconciliation and reimbursement in accordance with the terms of this Agreement; and
     WHEREAS, the execution and delivery of this Agreement by HMS is a condition to the obligation of Holdings and Accordis Holding to consummate the transactions contemplated by the Stock Purchase Agreement;
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto hereby agree as follows:
     1. Provision of Services. (a) HMS agrees to provide, or cause to be provided, to Accordis, for the period from the date hereof to and including December 31, 2005 (or for the period from the date hereof to and including the date of closing the December 31, 2005 year-end financial statements, in the case of the services described in clause (vii) below), the staffing necessary to complete the tasks listed below, which is expected to be the equivalent of six (6) full time employees, to assist with the provision of the services (the “Transition Services”) described below:
(i)	read-only access to the information stored in HMS’s human resource information system with respect to Accordis employees;

(ii)	payroll accounting services, including, without limitation, recording and providing necessary information for the preparation of payroll taxes and preparation and distribution of paychecks to the employees of Accordis, after calculating the amounts owed to such employees, taking into account appropriate adjustments or deductions for taxes, and any other applicable adjustments and deductions; provided that such adjustments shall include those relating to the provision of benefits under the HMS Plans and HMS Prudential Plans (as defined below) to employees of Accordis pursuant to Section 2(ii) below;

(iii)	provision of benefits to employees of Accordis under the medical, dental, vision care and short term disability plans of Holdings (the “HMS Plans”) and in accordance with the administrative procedures of Holdings until December 31, 2005 or, if earlier, a date which shall be a minimum of 14 days after the date on which Accordis directs HMS in writing to stop providing such benefits (the “Benefits Period”) and provision of benefits to employees of Accordis under the supplemental short term disability, long term disability, life insurance and supplemental life insurance plans of Holdings (the “HMS Prudential Plans”) and in accordance with the administrative procedures of Holdings until October 30, 2005 or, if earlier, a date which shall be a minimum of 14 days after the date on which Accordis directs HMS in writing to stop providing such benefits (the “Prudential Benefits Period”); provided that Accordis may not terminate the monthly cost of providing medical benefits to any terminated Accordis employee unless HMS shall receive notice of such termination prior to the 14th day of such month;

(iv)	invoicing support services for Accordis with respect to the Businesses;

(v)	support services for the ordinary collection and application of the accounts receivable of Accordis with respect to the Businesses, it being understood that HMS shall only have the obligation to take in funds received from Accordis accounts and shall have no other obligations with respect to such collection activities (HMS shall maintain and use the lockboxes and banks currently maintained and used by the Businesses in connection with such collection activities, subject to change for normal business reasons);

(vi)	support services for the accounts payable activities and other disbursements of Accordis in connection with the Businesses; and

(vii)	accounting services for producing financial statements of Accordis in connection with the Businesses; provided, however, that Accordis shall be ultimately responsible for the financial statements so prepared;

     (b) HMS undertakes in connection with the Transition Services to be provided directly by it hereunder that subject to applicable law:
(i)	it shall perform the Transition Services in a timely fashion and consistent with the manner and level of care with which such services were previously provided to the Businesses;

(ii)	it shall perform the Transition Services in accordance with all of those operating procedures in respect of each Transition Service as followed by HMS as of the date hereof, as amended from time to time by mutual agreement;

(iii)	it shall provide the Transition Services to Accordis in the manner and in scope substantially similar to the manner and scope that HMS provided the Businesses with the Transition Services prior to the closing of the Stock Purchase Agreement;

(iv)	it will maintain correct, complete and separate books and records (and shall maintain segregated books and accounts in connection therewith) in connection with and related to the Transition Services provided hereunder and the costs thereof and shall provide access to Accordis to such books and records at all reasonable times upon request; and

(v)	it is acting solely as agent for Accordis in performing the Transition Services, including, without limitation, the Transition Services relating to the collection of accounts receivable and the payment of the accounts payable of Accordis, as set forth herein.
     (c) Accordis acknowledges that certain Transition Services to be provided hereunder will be provided by third party vendors and that the cost of providing such services will be allocated to Accordis in the same manner as such costs are currently allocated to Accordis and other affiliates of Holdings. Accordis shall reimburse HMS as provided in Section 2 below for all fees and expenses of third party vendors incurred on behalf of, or allocated to, Accordis. HMS shall not be responsible to Accordis for the performance of any Transition Services by third party vendors.
     2. Payment for Transition Services; Periodic Adjustments.
     (a) On or prior to the business day immediately preceding each payroll payment date for Accordis employees, Accordis shall deposit with HMS (or with its payroll services provider) the total amount of payroll payments to be made to Accordis employees, including amounts relating to the provision of benefits under the HMS Plans and HMS Prudential Plans.
     (b) Within three business days after the last day of each calendar month during the term of this Agreement (each, a “Settlement Date”) (unless any such day is not a business day, in which case such Settlement Date shall be the next following business day), HMS shall deliver to Accordis an accounting (a “Services Accounting”) of all time expended by HMS employees in performing services hereunder during the period beginning on the date hereof or the immediately preceding Settlement Date, as the case may be, and ending on the day before the then-current Settlement Date. HMS shall bill Accordis for such services on a per hour fee calculated on the basis of the cost to HMS of the employees performing such services (including salary and bonus, payroll taxes and employee health and other benefits, but excluding severance expense and excluding any charges for supervision by senior management). Accordis shall pay such bill within five days of receipt.
     (c) Within three business days after each Settlement Date (unless any such day is not a business day, in which case such Settlement Date shall be the next following business day), HMS shall deliver to Accordis an accounting (a “Settlement Accounting”) of all disbursements made and all amounts collected, by day, on behalf of Accordis during the period beginning on the date hereof or the immediately preceding Settlement Date, as the case may be, and ending on the day before the then-current Settlement Date; provided, however, that with respect to the costs incurred during such period that relate to the provision of benefits to Accordis employees, the accounting of HMS may include a reasonable estimate of such costs and HMS shall make appropriate adjustments in a subsequent accounting when the actual amount of such costs becomes available to HMS. If the total amounts collected exceed the total amounts paid, HMS shall remit, within 5 business days of the applicable Settlement Date, such excess amount, together with simple interest calculated on the daily net balance, at a rate of interest publicly announced by Citibank, N.A. or any successor thereto in New York, New York, form time to time at its prime lending rate. If the total amounts paid exceed the total amounts collected, Accordis shall remit to HMS within 5 business days of the Settlement Date, such excess amount, together with simple interest calculated on the daily net balance, at a rate of interest publicly announced by Citibank, N.A. or any successor thereto in New York, New York, from time to time at its prime lending rate.
     Accordis shall have the right to examine any and all books and records as it reasonably requests in order to confirm and verify the amount of any payment pursuant to this Section 2(b) and HMS shall cooperate in any reasonable manner in such examination as Accordis shall request. Any dispute with respect to the Settlement Accounting shall be resolved in the manner provided in Section 1.7 of the Stock Purchase Agreement with respect to the Working Capital Amount (as defined in the Stock Purchase Agreement).
     3. Communication. HMS and Accordis shall designate in writing to the other party its general representative (together, the “Representatives”) who shall be the primary liaison between HMS and Accordis in the implementation of this Agreement and who shall be copied on all correspondence between the parties. The Representatives shall correspond regularly and in good faith to insure that, whenever possible, both parties’ concerns as to the day-to-day management of the Businesses are acted upon and resolved to the mutual satisfaction of the parties.
     4. Confidentiality. All information, whether in tangible or intangible form, given by Accordis to HMS or otherwise obtained by HMS as a consequence of HMS providing any Transition Services to Accordis pursuant to this Agreement, relating to the business or operations of Accordis or any of its affiliates (except for information which (i) is in or enters the public domain other than by breach of this Section 4, (ii) becomes available to HMS through a third party not bound by any confidentiality obligations to Accordis, or (iii) is, prior to the receipt of such information by HMS, lawfully in the possession of HMS in documentary form) shall be treated by HMS, its employees, agents, representatives and sub-contractors as confidential and not used other than for the benefit of Accordis or as permitted by this Agreement nor disclosed to any third party without the prior written consent of Accordis, except to the extent required by law or regulator authority and, in those circumstances, HMS shall give Accordis prior written notice of the required disclosure.
     5. Right to Terminate or Limit Transition Services. Accordis may terminate this Agreement in full or terminate or partially limit any of the Transition Services rendered to it hereunder at any time, in its sole discretion, upon at least 14 days prior written notice to HMS. Upon termination in full of this Agreement, HMS shall deliver to Accordis, within three business days after such termination, a final accounting of all the time expended by HMS employees on behalf of Accordis and of all disbursements made and all amounts collected on behalf of Accordis through the date of termination. All unresolved disbursements and amounts shall be settled in accordance with the procedures set forth in Section 2(c). If, after making a good faith effort, HMS and Accordis are unable to agree on the manner, timing or cost of any services to be provided by HMS to Accordis under this Agreement, either party may, effective upon written notice to the other, terminate this Agreement with respect to the services upon which the parties have been unable to so agree. Accordis shall use its best efforts to establish its own payroll and benefits processing and accounting and financial reporting resources and thereby terminate the Transition Services as promptly as practicable.
     6. Force Majeure. The obligations of HMS to provide Transition Services shall be suspended during the period and to the extent that HMS is prevented or hindered from complying therewith by any law or governmental order, rule, regulation or direction, or by any cause beyond the control of HMS, including acts of God, strikes, lock outs and other labor and industrial disputes and disturbances, accidents, shortage of necessary equipment, materials or labor, or restrictions thereon or limitations upon the use thereof, and delays in transportation. In such event, HMS shall give notice of suspension as soon as reasonably practicable to Accordis stating the date and extent of such suspension and the cause thereof, and HMS shall resume the performance of such obligations as soon as reasonably practicable after the removal of the cause and HMS shall so notify Accordis; provided, that during any such period of suspension Accordis shall have the right to procure from a third party or provide to itself all or any part of the Transition Services at its own expense.
     7. Limitation on Liability. HMS shall not have any duties or responsibilities hereunder other than those specifically set forth herein and no implied obligations shall be read into this Agreement. Neither HMS nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable, whether pursuant to a statute (including, without limitation, the Employee Retirement Income Security Act of 1974, as amended) or otherwise, for any action taken or omitted to be taken by it or such person under or in connection with this Agreement, except that HMS shall be liable for losses incurred by Accordis arising out of the fraud, gross negligence or willful misconduct of HMS in the performance of its obligations hereunder. Accordis agrees to indemnify and save harmless HMS and any and all of its employee benefit plans, plan committees, officers, employees, shareholders, subsidiaries and affiliates from and against any liability, cost or expense of any kind whatever (including, without limitation, penalties, whether arising from litigation, administrative action of any governmental body or otherwise), arising out of the provision by HMS of employee benefits to Accordis employees under this Agreement, except that Accordis shall have not obligations with respect to any such liability, cost or expense that arises out of the gross negligence or willful misconduct of HMS.
     8. Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent via a nationally recognized overnight courier or (iv) sent via facsimile and confirmed in writing to the recipient, in each case as follows:

(a)	to HMS:

401 Park Avenue South
New York, New York 10016
Attention: Thomas Archbold
Facsimile: (212) 857-5004

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
399 Park Avenue
New York, New York 10022
Attention: Robert A. Schwed, Esq.
Facsimile: (212) 230-8888

(b)	if to Accordis

Accordis Inc.
25 Duncan Lane
Skillman, NJ 08558
Attention: Hamilton F. Potter III
Facsimile: (609) 466-8687

with a copy to:

Covington & Burling
1330 Avenue of the Americas
New York, NY 10019
Attention: Stephen A. Infante, Esq.
Facsimile: (212) 841-1010

or to such other address or addresses as HMS or Accordis shall have designated by notice to the other in writing.
     9. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, their successors and assigns; provided, however, that the obligations of any party hereunder may not be assigned except in accordance with Section 8.12 of the Stock Purchase Agreement.
     10. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles.
     11. Severability. If any provision or part of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby.
     12. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by HMS and Accordis.
     13. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.
     14. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
     15. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, and their respective successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give any person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.
     16. Definitions. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Stock Purchase Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

HMS BUSINESS OFFICE SERVICES, INC.
By
Name:
Title:

ACCORDIS INC.
By
Name:
Title: